                                                                      EXHIBIT 11

                         SHOLODGE, INC AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                       PRIMARY AND ASSUMING FULL DILUTION


                                                                              12 WEEKS ENDED                40 WEEKS ENDED
                                                                        ----------------------------------------------------------
                                                                         OCTOBER 6,      OCTOBER 1,     OCTOBER 6,      OCTOBER 1,
                                                                            1996            1995           1996            1995
                                                                        ----------------------------------------------------------
PRIMARY:
EARNINGS APPLICABLE TO COMMON STOCK (PRIMARY):
   FROM CONTINUING OPERATIONS,
         BEFORE EXTRAORDINARY ITEMS                                       3,041,327      1,981,036     $ 8,075,250     $16,621,297
   INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
         NET OF INCOME TAXES                                                                23,692                         (21,690)
   EXTRAORDINARY INCOME (LOSS), NET OF INCOME TAXES                                          8,464                        (699,731)
                                                                        ----------------------------------------------------------
   NET EARNINGS                                                         $ 3,041,327    $ 2,013,192     $ 8,075,250     $15,899,876
                                                                        ==========================================================
SHARES:
   WEIGHTED AVERAGE COMMON AND COMMON
    EQUIVALENT SHARES OUTSTANDING                                         8,470,358      8,515,546       8,451,077       8,569,562
                                                                        ==========================================================
PRIMARY EARNINGS PER SHARE:
   FROM CONTINUING OPERATIONS,
         BEFORE EXTRAORDINARY ITEMS                                     $      0.36    $      0.23     $      0.96     $      1.94
   INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
         NET OF INCOME TAXES                                                           $      0.01                     $     (0.00)
   EXTRAORDINARY LOSS, NET OF INCOME TAXES                                             $      0.00                     $     (0.08)
                                                                        ----------------------------------------------------------
   NET EARNINGS                                                         $      0.36    $      0.24     $      0.96     $      1.86
                                                                        ==========================================================
FULLY DILUTED:

EARNINGS APPLICABLE TO COMMON STOCK (PRIMARY):
   FROM CONTINUING OPERATIONS,
         BEFORE EXTRAORDINARY ITEMS                                     $ 3,041,327    $ 1,981,036     $ 8,075,250     $16,621,297
   INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
         NET OF INCOME TAXES                                                                23,692                         -21,690
   EXTRAORDINARY INCOME (LOSS), NET OF INCOME TAXES                                          8,464                        -699,731
                                                                        ----------------------------------------------------------
   NET EARNINGS                                                         $ 3,041,327    $ 2,013,192     $ 8,075,250     $15,899,876

INTEREST (LESS TAX) ON CONVERTIBLE
  SUBORDINATED DEBENTURES                                               $   586,278        580,405     $ 1,958,673       1,952,473

ADJUSTED EARNINGS APPLICABLE TO COMMON STOCK:
   FROM CONTINUING OPERATIONS,
         BEFORE EXTRAORDINARY ITEMS                                     $ 3,627,605    $ 2,561,441     $10,033,923     $18,573,770
   INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
         NET OF INCOME TAXES                                                                23,692                         (21,690)
   EXTRAORDINARY INCOME (LOSS), NET OF INCOME TAXES                                          8,464                        (699,731)
                                                                        ----------------------------------------------------------
   NET EARNINGS                                                         $ 3,627,605    $ 2,593,597     $10,033,923     $17,852,349
                                                                        ==========================================================
SHARES:
   WEIGHTED AVERAGE COMMON AND COMMON
    EQUIVALENT SHARES OUTSTANDING                                         8,470,358      8,515,546       8,451,077       8,569,562

   SHARES ISSUABLE UPON CONVERSION OF CONVERTIBLE
     SUBORDINATED DEBENTURES                                              2,316,602      2,316,602       2,316,602       2,316,602
                                                                        ----------------------------------------------------------
                                                                         10,786,960     10,832,148      10,767,679      10,886,164
                                                                        ==========================================================
 FULLY DILUTED EARNINGS PER SHARE:
   FROM CONTINUING OPERATIONS,
         BEFORE EXTRAORDINARY ITEMS                                     $      0.34    $      0.24     $      0.93     $      1.71
   INCOME (LOSS) FROM DISCONTINUED OPERATIONS,
         NET OF INCOME TAXES                                                           $      0.00                     $     (0.00)
   EXTRAORDINARY LOSS, NET OF INCOME TAXES                                             $      0.00                     $     (0.07)
                                                                        ----------------------------------------------------------
   NET EARNINGS                                                         $      0.34    $      0.24     $      0.93     $      1.64
                                                                        ==========================================================